Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-264769

Prospectus Supplement No. 16

(to Prospectus dated May 13, 2022)

Up to 12,380,260 Shares

CBL & ASSOCIATES PROPERTIES, INC.

Common Stock

This prospectus supplement (“Prospectus Supplement No. 16”) is being filed to update and supplement the information contained in the prospectus dated May 13, 2022 (as supplemented to date, the “Prospectus”) related to the resale or other disposition by the selling stockholders (the “Selling Stockholders”) identified in the Prospectus of up to an aggregate of 12,380,260 shares of common stock, par value $0.001 per share, of CBL & Associates Properties, Inc. (“CBL,” the “Company,” ”we,” “our” or “us”), with the information contained in Item 5.02 of our Current Report on Form 8-K dated February 15, 2023, filed with the Securities and Exchange Commission (“SEC”) on February 22, 2023 (the “February 15, 2023 Form 8-K”). Accordingly, we have attached the February 15, 2023 Form 8-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “CBL.” On February 21, 2023, the last sale price of our common stock, as reported on the NYSE was $25.94 per share.

We are not selling any securities under the Prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the Selling Stockholders. We have agreed to bear all fees and expenses (excluding any underwriting discounts or commissions or transfer taxes, if any, of any Selling Stockholder) incident to the registration of the securities covered by the Prospectus.

Investing in us involves a high degree of risk. See “Risk Factors” beginning on page 6 of the Prospectus and in any applicable prospectus supplement for a discussion of the risks that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 22, 2023.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

CBL & ASSOCIATES PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500
Chattanooga, Tennessee		37421-6000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 423 855-0001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value, with associated Stock Purchase Rights	CBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
Effective February 15, 2023, the Compensation Committee of the Board of Directors of CBL & Associates Properties, Inc. (herein the “Company” or “CBL”) approved the 2023 Annual Incentive Compensation Plan (the “2023 AIP”) that will be applicable to determine annual bonus compensation for performance during the Company’s fiscal year 2023 for those individuals who currently qualify as “named executive officers” of the Company pursuant to Item 402(a)(3) of Securities and Exchange Commission (“SEC”) Regulation S-K, as well as Benjamin W. Jaenicke, who will be included as a “named executive officer” in the proxy statement for the Company’s 2023 Annual Meeting of Shareholders due to his appointment as Chief Financial Officer effective January 1, 2023 (such individuals, collectively, the “Designated Executive Officers”). Effective February 17, 2023, the Compensation Committee approved the 2023 Long Term Incentive Plan applicable to the Designated Executive Officers, all as described below.

Also, effective as of February 15, 2023, the Compensation Committee approved an amendment, as described below, to the terms of Mr. Jaenicke’s Employment Agreement dated September 1, 2022, as previously described in the Company’s Current Report on Form 8-K filed on September 1, 2022 (the “9‑1‑2022 Form 8-K”).

Amendment to Chief Financial Officer’s Employment Agreement

The Compensation Committee approved an amendment to Mr. Jaenicke’s Employment Agreement to recast the 2023 equity incentive award targets that were expressed as a minimum number of shares in his original Employment Agreement to instead be expressed as dollar values, consistent with the terms of the Company’s 2023 Long Term Incentive Plan awards for certain executive officers as described below. As amended, Mr. Jaenicke’s Employment Agreement provides that he will participate in equity incentive programs for 2023 under the Company’s 2021 Equity Incentive Plan (“EIP”) on the same basis as other similarly situated executives, with awards of restricted common stock having a target value of not less than $699,000 and awards of performance stock units (or equivalents) having a target value of not less than $838,800.

The foregoing summary description of the First Amendment to Mr. Jaenicke’s Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such amendment, which is filed as an exhibit to this report. Apart from the modification described above, the terms of Mr. Jaenicke’s Employment Agreement remain as described in the 9-1-2022 Form 8-K, which description is incorporated herein by reference.

Approval of 2023 Annual Incentive Compensation Plan

The 2023 AIP, similar to the Annual Incentive Plans adopted for prior years beginning with fiscal year 2015, is designed to reward the Designated Executive Officers for the achievement of annual Corporate Goals and Individual Performance Goals, as assessed by the Compensation Committee. For the Chief Executive Officer (CEO), 70% of the total AIP opportunity will be based on the Corporate Goals, which are generally quantitative, and the remaining 30% will be based on qualitative Individual Performance Goals. For the other Designated Executive Officers, 60% of the total award will be based on Corporate Goals and the remaining 40% will be based on Individual Performance Goals.

The Corporate Goals portion of the 2023 AIP awards will be allocated between the two categories of performance measures described below, with (A) the Financial Goals weighted 42% for the CEO and 36% for the other Designated Executive Officers and (B) the Operational Goals weighted 28% for the CEO and 24% for the other Designated Executive Officers:

(1)
Financial Goals, including goals related to (i) Funds From Operations (“FFO”), as adjusted, as reported in the Company’s periodic reports (Forms 10‑K and 10‑Q) filed with the SEC (the “Periodic Reports”), (ii) Net Operating Income (“NOI”), as reported in the Periodic Reports, (iii) addressing property level mortgage maturities and (iv) achievement of designated levels of discretionary cash flows; and
(2)
Operational Goals, including goals related to (i) square footage of new and renewal leases signed, (ii) achievement of new development and redevelopment project openings, (iii) achievement of targets related to anchor and junior anchor transactions at the Company’s properties and (iv) successful completion of designated Environmental Social Governance (ESG) Goals.

The target cash bonus award levels were set by the Compensation Committee under the 2023 AIP for each of the Company’s Designated Executive Officers as specified below at amounts representing a 5% increase from the target bonus levels set under the Company’s 2022 Annual Incentive Plan:

Designated Executive Officer	Total 2023 Target Cash Bonus Award	Quantitative/ Corporate Goals Allocation	Qualitative/ Individual Goals Allocation
Stephen D. Lebovitz, Chief Executive Officer	$1,050,683	70%	30%
Benjamin W. Jaenicke, Executive Vice President – Chief Financial Officer and Treasurer	$338,000	60%	40%
Michael I. Lebovitz, President	$345,083	60%	40%
Katie A. Reinsmidt, Executive Vice President – Chief Investment Officer	$330,750	60%	40%
Jeffery V. Curry, Chief Legal Officer and Secretary	$221,603	60%	40%

Achievement of target performance for a performance measure will result in 100% payout of the portion of the award based on that performance measure. Performance that meets threshold requirements will result in 50% (of target) payout of the portion of the award based on that performance measure and achievement of the stretch performance for a performance measure will result in 150% (of target) payout. Performance achieved between threshold and stretch level for either metric will result in a prorated bonus payout. There will be no payout for the portion of any award that is based on a performance measure for which less than the threshold level of performance is achieved. The Compensation Committee has the ability to adjust each metric, if appropriate, to account for significant unbudgeted transactions or events, such as acquisitions, dispositions, joint ventures, equity or debt issuances and other capital markets activities, mark-to-market adjustments and certain one-time extraordinary charges for purposes of determining the portion of any Corporate Goals AIP Bonus Award payment based on these metrics.

The Individual Performance Goals established by the Compensation Committee for each Designated Executive Officer under the qualitative portion of the 2023 AIP are outlined below:

Designated Executive Officer	2023 Individual Performance Goals
Stephen D. Lebovitz

(1) Refine, enhance and execute the Company’s strategic and business plans

(2) Progress senior staffing and capabilities

(3) Coordinate closely with the Board Chairman and regularly communicate with other members of the Board

(4) Maintain and enhance key retailer, financial and other important relationships

Benjamin W. Jaenicke

(1) Successfully execute the Company’s Capital Plan including managing future debt maturities and expanding the Company’s lending relationships

(2) Progress staffing and capabilities in finance

(3) Effectively manage the accounting function including relationship with outside auditors

(4) Maintain and improve key financial stakeholder and joint venture partner relationships

(5) Effectively oversee cash management, insurance, real estate taxes and other key responsibilities of the CFO

Michael I. Lebovitz

(1) Supervise redevelopment projects with a focus on managing capital investment as well as achieving approved pro forma returns and scheduled openings

(2) Manage and enhance anchor/department store and joint venture partner relationships

(3) Effectively oversee the Company’s Technology Solutions (IT) and People & Culture (HR) functions including the implementation of technology and organizational initiatives

(4) Ongoing involvement with the leasing, marketing and management divisions of the Company

Katie A. Reinsmidt

(1) Successfully execute the Company’s capital markets and disposition programs as well as coordinate development of certain required disclosures and public filings

(2) Progress senior staffing and capabilities in finance, operations and ESG

(3) Effectively manage and oversee corporate communications and investor relations programs as well as the Company’s ESG program

(4) Continuing involvement in Board material preparation and Board support

Jeffery V. Curry

(1) Oversee and pursue favorable resolution of litigation

(2) Effectively manage and oversee the legal department and manage spend on outside counsel

(3) Continued involvement in Board material preparation and Board support as necessary

(4) Coordinate and support other members of the senior executive team

The additional terms of the 2023 AIP are substantially similar to those of the 2022 Annual Incentive Plan for the Company’s named executive officers, as described in the proxy statement for the Company’s 2022 Annual Meeting of Stockholders previously filed with the SEC. The 2023 AIP is an unfunded arrangement and any compensation payable thereunder may be evaluated, modified or revoked at any time in the sole discretion of the Compensation Committee, which is responsible for administering the plan.

The foregoing summary description of the 2023 AIP is not complete and is qualified in its entirety by reference to the full text of the 2023 AIP, which is filed as an exhibit to this report.

Approval of 2023 Long Term Incentive Program

Effective February 17, 2023, the Compensation Committee also approved the 2023 Long Term Incentive Program for the Designated Executive Officers, consisting of the following elements:

•
"Performance Stock Unit Awards” – 60% of the value of each named executive officer’s Long Term Incentive Award (55% for the CFO) consists of a performance stock unit (“PSU”) award authorized by the Compensation Committee under the EIP. The number of shares of the Company’s Common Stock that each named executive officer may receive upon the conclusion of the three-year performance period applicable to each such award will be determined by two measures: (i) a portion (40%) of the number of shares issued will be determined based on the Company’s achievement of specified levels of long-term relative Total Stockholder Return (“TSR”) performance (stock price appreciation plus aggregate dividends) versus the Retail Sector Component (excluding companies comprising the Free-Standing Subsector) of the FTSE NAREIT All Equity REIT Index (the “Designated Index”), provided that at least a “Threshold” level must be attained for any shares to be received, and (ii) a portion (60%) of such number of shares issued will be determined based on the Company’s absolute TSR performance over such period, provided again that at least a “Threshold” level must be attained for any shares to be received, as described below.
•
“Annual Restricted Stock Awards” – 40% of the value of each Designated Executive Officer’s Long Term Incentive Awards (45% for the Chief Financial Officer (CFO)) consists of a grant of shares of time-vesting restricted stock awarded under the EIP, having the terms and conditions described below.

Designated Executive Officer Grants under 2023 LTIP

The following table illustrates the Long Term Incentives approved by the Compensation Committee on February 17, 2023 for the Company’s 2023 year and the 2023 – 2025 performance cycle with respect to the Performance Stock Units:

Plan Participants – Designated Executive Officers	Target Value of Long Term Incentive Award	Target Value of PSU Award (1)	Target Number of Performance Stock Units (2)	Value of Annual Restricted Stock Award (1)	Number of Shares of Annual Restricted Stock Awarded (3)
Stephen D. Lebovitz, Chief Executive Officer	$1,856,250	$1,113,750	41,542	$742,500	27,695
Ben Jaenicke, Executive Vice President, Chief Financial Officer and Treasurer	$1,537,800	$838,800	31,287	$699,000	26,072
Michael I. Lebovitz, President	$773,500	$464,100	17,311	$309,400	11,540
Katie Reinsmidt, Executive Vice President and Chief Investment Officer	$773,500	$464,100	17,311	$309,400	11,540
Jeffery V. Curry, Chief Legal Officer	$773,500	$464,100	17,311	$309,400	11,540
(1)
The Long Term Incentive Awards are divided into two parts: 60% (55% in the case of the CFO) for the Performance Stock Unit Awards and 40% (45% in the case of the CFO) for Annual Restricted Stock Awards.
(2)
The number of PSUs granted was determined by dividing the target value of each such PSU Award by $26.81, the average of the high and low prices reported for the Company’s Common Stock on the New York Stock Exchange (“NYSE”) on the date that the Compensation Committee set the target value for the Long Term Incentive Award (February 17, 2023).
(3)
The number of shares of Restricted Common Stock per each Annual Restricted Stock Award likewise was determined by dividing the value of each such Annual Restricted Stock Award by $26.81, determined as stated above.

Performance Stock Unit Awards Component of LTIP

Structure of Designated Index Measure Component of PSU Awards

As noted above, 40% of the number of shares issuable to a Designated Executive Officer upon conclusion of the 3-year performance period will depend on the Company’s achievement of at least a “Threshold” level of TSR performance as compared to the TSR for the Designated Index over the same time period. The level of achievement will be determined based on how the Company’s TSR ranks among the constituents that comprise the Designated Index.

The “Threshold,” “Target,” and “Maximum” benchmarks established for the TSR achieved by the Company over the relevant three-year performance period in comparison to the Designated Index, the resulting impact on the number of shares of Restricted Common Stock earned by each Designated Executive Officer for the 40% of the award based on the Designated Index Measure upon the maturity of PSUs at the conclusion of the three-year performance period, and the additional service-based vesting schedule applicable to any shares earned is summarized in the following table:

Performance Benchmark Achieved	Number of Shares Awarded at Payout of Performance Stock Units	Vesting Schedule
Below “Threshold” Level	No performance stock earned

The number of shares of Restricted Common Stock earned by (and then issued to) a Designated Executive Officer for each rolling three-year performance cycle is equal to the multiple indicated in the preceding column of the number of PSUs issued to each Designated Executive Officer at the beginning of the three-year performance period.

Such shares, when issued at the conclusion of the three-year performance cycle, will then vest in full on the first anniversary date following the date of issuance of such shares.

“Threshold” No less than 30th Percentile of the Designated Index TSR	Shares issued equal to 0.5 x 40% of the PSUs issued for Such 3-year Cycle, with excess over Threshold Benchmark pro-rated between Threshold and Target levels
“Target” No less than 50th Percentile of the Designated Index TSR	Shares issued equal to 1.0 x 40% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Target Benchmark pro-rated between Target and Maximum levels
“Maximum” At least75th Percentile of the Designated Index TSR	Shares issued equal to 2.0 x 40% of the Performance Stock Units Issued for Such 3-year Cycle

If the calculated comparison is between Threshold and Maximum for any performance period, then the number of Performance Stock Units earned will be prorated as indicated in the preceding table.

Structure of Company Absolute Return Measure Component of PSU Awards

As noted above, 60% of the number of shares issuable to a Designated Executive Officer upon conclusion of the 3-year performance period will depend on the Company’s achievement of at least a “Threshold” level of absolute TSR for holders of the Company’s Common Stock over the same time period.

The “Threshold,” “Target,” and “Maximum” benchmarks established for the absolute TSR achieved by the Company over the relevant three-year performance period, the resulting impact on the number of shares of Restricted Common Stock earned by each Designated Executive Officer for the 60% of the award based on the Company Absolute Return Measure upon the maturity of PSUs at the conclusion of the three-year performance period, and the additional service-based vesting schedule applicable to any shares earned is summarized in the following table:

Performance Benchmark Achieved	Number of Shares Awarded at Payout of Performance Stock Units	Vesting Schedule
Below “Threshold” Level Annualized Company TSR of less than 5.5%	No performance stock earned

The number of shares of Restricted Common Stock earned by (and then issued to) a participating officer for each rolling 3‑year performance cycle is equal to the multiple indicated in the preceding column of the number of Performance Stock Units issued to each participating officer at the beginning of the 3‑year performance period.

Such shares, when issued at the conclusion of the three-year performance cycle, will then vest in full on the first anniversary date following the date of issuance of such shares.

If a participating officer’s employment terminates prior to conclusion of the vesting period (i) due to death or disability (as defined in the PSU award agreements) or (ii) due to a termination by the Company without “cause” (as defined in the PSU award agreements), then in either case the unvested shares (and the non-vested portion of any cash required to be paid pursuant to the NYSE Grant Limitation described below) will vest in the officer or his/her estate, as applicable.

“Threshold” Annualized Company TSR of 5.5%	Shares issued equal to 0.5 x 60% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Threshold Benchmark pro-rated between Threshold and Target levels
“Target” Annualized Company TSR of 9%	Shares issued equal to 1.0 x 60% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Target Benchmark pro- rated between Target and Maximum levels
“Maximum” Annualized Company TSR of 15% or greater	Shares issued equal to 2.0 x 60% of the Performance Stock Units Issued for Such3-year Cycle

If the calculated basis point comparison is between benchmarks as noted above for the 3-year performance period, then the number of PSUs earned will be prorated as indicated in the preceding table.

As reflected above, once issued, the shares of Restricted Common Stock issued in connection with performance under either the Designated Index Measure or the Company Absolute Return Measure components of the PSUs will then vest one (1) year after the date of issuance. Upon vesting, the shares will not be subject to forfeiture, but the Designated Executive Officers will be required to retain ownership of shares representing the after tax value of the shares for a period of two (2) years following the vesting date, except upon the Designated Executive Officer’s termination of employment with the Company.

Additional terms and conditions of the PSU component of the LTIP Awards to the Designated Executive Officers may be summarized as follows:

•
The terms of Section 312.03(b) of the NYSE Listed Company Manual currently limit the number of shares of Company Common Stock (or of any securities convertible into or exercisable for Common Stock) that may be issued to a participating officer (in his/her capacity as an officer of the Company) in any transaction or series of related transactions without obtaining approval of the Company’s shareholders as a prerequisite to such issuance (the “NYSE Grant Limitation”). For purposes of applying the NYSE Grant Limitation, the granting of any “performance-based award” (including the PSUs referenced herein) must be deemed to equal the maximum number of shares of Company Common Stock that could be issued under such award. To the extent the grant of PSUs hereunder to a participating officer could produce an award in excess of the NYSE Grant Limitation for the Company’s current fiscal year, then at the conclusion of the 3-year performance cycle and if the Company’s performance has resulted in a payout per the PSUs (i.e., the issuance of shares of Company Common Stock), the excess, if any, shall not be issued to the participating officer, but an amount of cash equivalent to the number of shares of Company Common Stock constituting the excess times the average of the high and low trading prices reported for the Company’s Common Stock on the NYSE on the date such shares would have otherwise been issuable to the participating officer will be payable to the participating officer in cash but subject to the same vesting provisions as if the full payment of the value of the PSUs had occurred through issuance of Restricted Common Stock as described above. In addition, to the extent cash is to be paid to a participating officer for all or any portion of the value of the PSUs because of the operation of this provision, the cash will be paid first ahead of the issuance of shares of Restricted Common Stock.
•
Subject to the limitations set forth in the immediately preceding paragraph, shares subject to PSU Awards will not be issued until the maturity of each such award at the end of a 3-year performance period and, accordingly, will not have any voting rights and will not receive any dividends unless earned. As soon as administratively practicable following the date on which the Company’s Compensation Committee certifies that a PSU award is earned for the applicable performance period, the Company will issue to the participant one share of the Company’s common stock for each earned PSU. Settlement is subject to applicable tax withholding.
•
As cash or stock dividends are paid on the shares of the Company’s common stock underlying the PSUs, those dividends will increase the number of a participant’s outstanding PSUs. In the case of cash dividends, the number of additional PSUs will be determined based the number of shares of Company common stock that could be purchased with such cash dividends based on the closing price of Company common stock on the applicable record date. Dividend equivalents will be paid out in additional shares of Common Stock at the time the PSUs are earned. Dividend equivalents related to PSUs that are not earned will be forfeited.
•
If a participating officer’s employment is terminated prior to the end of any annual performance period due to death or disability (as defined in the PSU award agreements), or due to a termination by the Company without “Cause” (as defined in the PSU award agreements), then the officer will be entitled to receive a pro rata portion of any PSUs earned for that Annual Performance Period (determined by dividing the number of days from January 1 of the applicable annual performance period within the 3-year performance period through the date of such termination by 365), and any remaining PSUs for such annual performance period, and any subsequent annual performance period, will be forfeited.
•
If a participating officer’s employment is terminated other than for “Cause” (as defined in the PSU award agreements) within 24 months following a Change in Control (as defined in the PSU award agreements) and prior to the end of the 3-year performance period, then the officer will be entitled to receive a pro rata portion of any PSUs earned through the date of such termination (determined by dividing the number of days from January 1 of the applicable annual performance period within the 3-year performance period through the date of such termination by 365), and any remaining PSUs for such annual performance period, and any subsequent annual performance period, will be forfeited.

The foregoing description of the PSU awards is qualified in its entirety by reference to the full text of the Company’s EIP, the 2023 Long Term Incentive Plan and the Form of Performance Stock Unit Award Agreement for such awards, each of which is filed or incorporated by reference as an exhibit to this report.

Annual Restricted Stock Awards Component of LTIP

As referenced above, each LTIP Award includes a target value amount (40% and 45% in the case of the CFO) that a Designated Executive Officer will receive in the form of an Annual Restricted Stock Award. The terms and conditions of the Annual Restricted Stock Awards to the Designated Executive Officers may be summarized as follows:

•
The shares vest over a three (3) year period, with restrictions expiring on one third of the shares subject to each award annually beginning on the first anniversary of the date of grant.

•
The grantee generally has all of the rights of a stockholder during the vesting/restricted period, including the right to receive dividends on the same basis and at the same rate as all other outstanding shares of common stock and the right to vote such shares on any matter on which holders of the Company’s common stock are entitled to vote.
•
The shares generally are not transferable during the restricted period, except for any transfers which may be required by law (such as pursuant to a domestic relations order).
•
If the grantee’s employment terminates during the restricted period for any reason other than (i) termination by the Company without “cause” (as defined in the award), (ii) death or disability (as defined in the award) or (iii) termination by the Company upon a Change in Control (as defined in the EIP), the award agreements provide that any non-vested portion of the restricted stock award will be immediately forfeited by the grantee.
•
If employment terminates during the restricted period (i) due to a termination by the Company without “cause” (as defined in the award), (ii) due to death or disability (as defined in the award) or (iii) due to termination by the Company upon a Change in Control (as defined in the EIP), the award agreements provide that any portion of the restricted stock award that is not vested as of such date shall immediately become fully vested in the grantee or his or her estate, as applicable.

The foregoing description of such restricted stock awards is qualified in its entirety by reference to the full text of the EIP, the 2023 Long Term Incentive Plan and the form of award agreement, each of which is filed or incorporated by reference as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits

Exhibit Number	Description
10.1	First Amendment, dated February 15, 2023, to Employment Agreement for Benjamin W. Jaenicke dated September 1, 2022.
10.2	CBL & Associates Properties, Inc. Named Executive Officer Annual Incentive Compensation Plan (AIP) (Fiscal Year 2023).
10.3	CBL & Associates Properties, Inc. 2021 Equity Incentive Plan (incorporated by reference from the Company’s Current Report on Form 8-K, filed on November 16, 2021).
10.4	2023 Long Term Incentive Plan under CBL & Associates Properties, Inc. 2021 Equity Incentive Plan.
10.5	Form of 2023 LTIP Performance Stock Unit Award Agreement under CBL & Associates Properties, Inc. 2021 Equity Incentive Plan.
10.6	Form of 2023 LTIP Stock Restriction Agreement under CBL & Associates Properties, Inc. 2021 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

Date:	February 22, 2023	By:	/s/ Jeffery V. Curry
Jeffery V. Curry Chief Legal Officer and Secretary

Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”) is entered into by and between Benjamin W. Jaenicke (“Executive”) and CBL & Associates Management, Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the “Company”), as of February 15, 2023 (the “Effective Date”). Executive is employed by CBL & Associates Management, Inc., which is an affiliate of CBL & Associates Properties, Inc., a Delaware corporation (“CBL/REIT”), and, as such, references herein to, the “Company”, where the context requires, will include the CBL/REIT.

WHEREAS, the Company and Executive entered into that certain Employment Agreement dated September 1, 2022 (the “Agreement”); and

WHEREAS, the Company and Executive have agreed to amend the Agreement on the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The second grammatical sentence of Section 6 of the Agreement is hereby deleted and in its place is inserted the following as the second grammatical sentence of Section 6:

The Executive shall be entitled to participate in the Company’s equity incentive programs for the 2023 fiscal year of the Company with awards of restricted common stock of the Company and performance stock units (or equivalents) of the Company commensurate with the level of other Named Executive Officers*1 of the Company (excluding the Chief Executive Officer) but with a target award of restricted common stock of not less than $699,000 and a target performance award of performance stock units (or equivalents) of not less than $838,800.

All other terms and provisions of the Agreement shall remain as stated therein.

[signature page follows]

*1 Named Executive Officers are the executive officers of the Company who are listed as the Named Executive Officers in the Company’s proxy statement filed in conjunction with the Company’s annual shareholders meeting.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the Effective Date.

CBL & ASSOCIATES MANAGEMENT, INC.

By:________________________________

By:
Title:

EXECUTIVE

___________________________________

Name: Benjamin W. Jaenicke

Exhibit 10.2

CBL & ASSOCIATES PROPERTIES, INC.

DESIGNATED EXECUTIVE OFFICER

ANNUAL INCENTIVE COMPENSATION PLAN

(Fiscal Year 2023)

ANNUAL INCENTIVE COMPENSATION PLAN (AIP)

OVERVIEW

This Annual Incentive Compensation Plan (“AIP”) is a cash incentive compensation plan adopted and established by the Compensation Committee of the Board of Directors of CBL & Associates Properties, Inc. (the “Company”). This plan is designed and authorized for execution on an annual basis. The policies, objectives, purposes and guidelines of this plan are as defined by the Compensation Committee of the Company’s Board of Directors, as designated by the Board from time to time (the “Compensation Committee”). All awards and bonus payments described herein are entirely variable and at the sole discretion of the Compensation Committee may be evaluated, modified or revoked at any time.

All awards and bonus payments hereunder are not considered standard payment for services and are not guaranteed. All compensation payable under this AIP will be paid to plan participants in their capacity as employees of CBL & Associates Management, Inc. (the “Management Company”), a wholly owned subsidiary of the Company.

ADMINISTRATION AND ELIGIBILITY

This AIP shall be effective as of the date of its approval by the Compensation Committee of the Company’s Board of Directors (the “Effective Date”). The AIP shall be administered by the Compensation Committee of the Board as such is presently constituted on the Effective Date and as it shall be constituted after the Effective Date throughout the term of this AIP. The Compensation Committee shall have sole authority, subject to the terms hereof, to set the terms pursuant to which any discretionary cash incentive compensation is to be paid to any participant under this AIP and to otherwise supervise the administration of this AIP, to interpret the terms and provisions hereof and to otherwise adopt, alter and repeal such administrative rules, guidelines and practices governing the AIP as the Compensation Committee shall, from time to time, deem advisable.

Participation in this AIP is limited to the following individuals:

Stephen D. Lebovitz, Chief Executive Officer

Michael I. Lebovitz, President

Ben Jaenicke, Executive Vice President, Chief Financial Officer and Treasurer

Katie A. Reinsmidt, Executive Vice President and Chief Investment Officer

Jeffery V. Curry, Chief Legal Officer and Secretary

Each such individual is hereinafter referred to as a “Designated Executive Officer”.

OBJECTIVES AND PURPOSE

The objective of this AIP is to incentivize the Company’s Designated Executive Officers to produce a high level of operational performance that results in the creation of increased value for the Company’s shareholders.

The purposes of this AIP are to reward the Company’s Designated Executive Officers:

•
for achieving and exceeding specified levels of Company performance with respect to quantitative metrics and goals selected by the Compensation Committee that it believes are important drivers in the creation of shareholder value; and

•
for individual performance in relation to qualitative criteria established by the Compensation Committee for each such Designated Executive Officer.

AWARD CRITERIA

•
Awards under this AIP are dependent upon accomplishment of the Company’s goals and objectives and the individual goals and objectives specified by the Compensation Committee. Payments will be based on performance criteria established for each fiscal year of the Company beginning January 1 and ending December 31.

•
Management may develop recommendations for consideration by the Compensation Committee as to the criteria to be utilized in determining awards to each Designated Executive Officer, but the Compensation Committee shall have the sole and final authority to decide all such matters.

•
Overall AIP payments (aggregate) made under this plan require approval of the Compensation Committee.

All compensation paid or payable pursuant to awards made under this AIP for any annual performance period shall be subject to the terms of the executive compensation Clawback Policy established by the Company’s Board of Directors by resolution dated March 24, 2015, as such policy may be hereafter modified or amended.

PLAN DESIGN

Specific AIP award criteria will be established each year for each Designated Executive Officer based on goals relating to overall Company performance and individual performance, as follows:

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The Compensation Committee will set forth annually a target cash bonus award level (the “Target Cash Bonus Award”) for each Designated Executive Officer under the AIP.

•
Target Cash Bonus Awards shall consist of two parts as set forth below: Corporate Goals Bonus Awards and Individual Goals Bonus Awards.

•
“Corporate Goals Bonus Awards” - the Corporate Goals Bonus Award component of any Target Cash Bonus Award that may be earned by each Designated Executive Officer will be determined based on 60% of the Target Cash Bonus Award for each Designated Executive Officer other than the Chief Executive Officer (“CEO”) (70% in the case of the CEO), to be determined by the Company’s performance relative to specified criteria established by the Compensation Committee as set forth herein. The actual Bonus Award earned by a Designated Executive Officer may range from 0% to 150% of Target based on actual performance. Goals will be set at Threshold, Target and Stretch. Achievements below Threshold will payout at 0%. Achievements at Threshold will payout at 50%, Target at 100% and Stretch at 150%. Payouts for achievements between two levels will payout a pro-rated amount, as determined by the Committee.

•
“Individual Goals Bonus Awards” - the Individual Goals Bonus Award component of any Target Cash Bonus Award to be earned by each Designated Executive Officer will be determined based on 40% of the Target Cash Bonus Award for each Designated Executive Officer other than the CEO (30% in the case of the CEO), to be determined based on the Compensation Committee’s subjective evaluation of such Designated Executive Officer’s performance relative to specified individual criteria established by the Compensation Committee for each such Designated Executive Officer as set forth herein. The actual Bonus Award earned by a Designated Executive Officer may range from 0% to 150% of target based on actual performance, as determined by the Committee.

2023 Target Cash Bonus Award Levels

The Target Cash Bonus Awards set by the Compensation Committee for each of the Company’s Designated Executive Officers based on performance during calendar year 2023 are as follows:

Designated Executive Officer	Total 2023 Target Cash Bonus Award	2023 Corporate Goals Bonus Target	2023 Individual Goals Bonus Target
Stephen D. Lebovitz, Chief Executive Officer	$1,050,683	$735,478	$315,205
Ben Jaenicke, Executive Vice President, Chief Financial Officer and Treasurer	$338,000	$202,800	$135,200
Michael I. Lebovitz, President	$345,083	$207,050	$138,033
Katie A. Reinsmidt, Executive Vice President and Chief Investment Officer	$330,750	$198,450	$132,300
Jeffery V. Curry, Chief Legal Officer	$221,603	$132,962	$88,641

For 2023, the Target Cash Bonus Awards were set at a 5% increase to 2022 Target levels.

Determination of 2022 Corporate Goals Bonus Award

The Corporate Goals Bonus Award will be weighted across two Corporate Goal Categories: 40% of the Corporate Goals Bonus Award for each participant will be weighted to Operational Goals and 60% weighted to Financial Goals. The goals and metrics underlying each of the two Corporate Goal Categories will be determined by the Compensation Committee on an annual basis. For the fiscal year ended December 31, 2023, these include:

Operational Goals

Weighting: 28% for CEO/ 24% for Others

Description of Goal	Additional Requirements
Square footage of new and renewal leases signed.	Square footage as reported in the company’s periodic reports. May be adjusted for acquisitions/dispositions
New development and redevelopment project openings	All project openings should be at or near pro forma returns
New junior anchor/anchor transactions	An Anchor Transaction is defined as the sale, purchase or lease of an anchor space in excess of 20,000 square feet.
Complete designated ESG Goals	Committee to determine success

Financial Goals:

Weighting: 42% for CEO/ 36% for Others

Description of Goal	Additional Requirements
Funds From Operations (“FFO”), as adjusted, per diluted share, as reported in the Company’s periodic reports (Forms 10-K and 10-Q) filed with the Securities and Exchange Commission (“SEC”).	FFO as adjusted may be adjusted for any acquisition/disposition, capital markets, bankruptcy timing, impact of confirmed reorganization plan
Net Operating Income as reported in the Company’s period reports.	NOI targets may be adjusted for any acquisition/disposition activity
Address 2023 property level mortgage maturities through completed or in process refinancing, extension/modification, working with lender to convey the property or other satisfactory solution.
Achieve a designated level of discretionary cash flows.

Where noted in the chart above, the Compensation Committee shall have the option, pursuant to its administrative authority over the AIP as set forth herein, to adjust each metric as appropriate to take into account significant unbudgeted transactions and unforeseen events such as acquisitions, dispositions, joint ventures, equity or debt issuances and other capital markets activities, mark-to-market adjustments and certain one-time extraordinary charges for purposes of determining the portion of any Corporate Goals Bonus Award payment based on these metrics.

With the establishment of the Corporate Goals Bonus Award criteria for 2023 under this AIP, the Compensation Committee will establish, and communicate in writing to each Designated Executive Officer, a rigorous set of Corporate Goals designated into two Corporate Goal Categories: Operational and Financial goals. These Corporate Goals should challenge management and align incentives with the Company’s ultimate long-term objectives. The Corporate Goals should be clearly measurable and primarily formulaic, but also allow for some level of business judgement for the Committee to evaluate the quality of the results. This structure is designed to help ensure that the program does not result in unintended outcomes.

The Corporate Goals Bonus Award payment to be made to a Designated Executive Officer with respect to each applicable Corporate Goal Category will depend on the Company’s overall achievement of at least the stated minimum performance level or stated Threshold level of performance established by the Compensation Committee for the goals underlying each of the two Corporate Goals Categories (Operational Goals and Financing Goals Goals). If the stated minimum performance level or stated Threshold level of performance is not achieved there will be no Corporate Goals Bonus Award payable to such Designated Executive Officer for that goal.

At the conclusion of the performance year, the Compensation Committee will review performance results for each goal underlying the Corporate Goal Categories. The committee will then assign a performance score from 0%-150% for the overall Corporate Goal Category based on these results with each Goal Category weighted equally.

	Operational Goals	Financial Goals
Performance Score Range	0% - 150%	0% - 150%
Corporate Goals Bonus Weighting	40%	60%

Determination of 2023 Individual Goals Bonus Award Pursuant to Subjective Performance Criteria

The Individual Goals Bonus Award portion of each Designated Executive Officer’s Target Cash Bonus will be based on the Compensation Committee’s subjective evaluation of the Designated Executive Officer’s performance relative to the following individual criteria established for 2023 for each Designated Executive Officer, which the Compensation Committee has determined are also important elements of each Designated Executive Officer’s contribution to the creation of overall shareholder value:

INDIVIDUAL GOALS:

Weighting: 30% for CEO/40% for Others

Individual goals are set at the beginning of the performance period. Results are determined by subjective review by compensation committee, inclusive of CEO recommendations. Individual Goals for 2023 for each participant are as follows:

Named Executive Officer	2023 Individual Goals
Stephen Lebovitz
(1)
Refine, enhance, and execute the Company’s strategic and business plans.
(2)
Progress senior staffing and capabilities.
(3)
Coordinate closely with the Board Chairman and regularly communicate with other members of the Board.
(4)
Maintain and enhance key retailer, financial and other important relationships.

Ben Jaenicke
(1)
Successfully execute the Company’s Capital Plan, including managing future debt maturities and expanding the Company’s lending relationships.
(2)
Progress staffing and capabilities in finance.
(3)
Effectively manage the accounting function including relationship with outside auditors.
(4)
Maintain and improve key financial stakeholder and joint venture partner relationships.
(5)
Effectively oversee cash management, insurance, real estate taxes and other key responsibilities of the CFO.

Named Executive Officer	2023 Individual Goals
Michael Lebovitz
(1)
Supervise redevelopment projects with a focus on managing capital investment as well as achieving approved pro forma returns and scheduled openings.
(2)
Manage and enhance anchor/department store and joint venture partner relationships.
(3)
Effectively oversee of the Company’s Technology Solutions (IT) and People & Culture (HR) including the implementation of technology and organizational initiatives.
(4)
Ongoing involvement with the leasing, marketing, and management divisions of the Company.

Jeffery Curry
(1)
Oversee and pursue favorable resolution of litigation.
(2)
Effectively manage and oversee the legal department and manage spend on outside counsel.
(3)
Continued involvement in Board material preparation and Board support as necessary.
(4)
Coordinate and support other members of the senior executive team.

Katie Reinsmidt
(1)
Successfully execute the Company’s capital markets and disposition programs as well as coordinate development of certain required disclosures and public filings.
(2)
Progress senior staffing and capabilities in finance, operations and ESG.
(3)
Effectively manage and oversee corporate communications and investor relations programs as well as the Company’s ESG program.
(4)
Continuing involvement in Board material preparation and Board support.

AIP BONUS PAYMENTS

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The amount of a Designated Executive Officer’s Target Cash Bonus Award (consisting of the Corporate Goals Bonus Awards portion and Individual Goals Bonus Awards portion and after the determination of the amount of each such portion) that is to be paid to a Designated Executive Officer hereunder is referred to as the “AIP Bonus Payment”.

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All AIP Bonus Payments will be made in the year following the completion of the annual performance period to which the AIP Bonus Payment relates. The actual payment to each Designated Executive Officer will be made as soon as practical after final certification of the underlying performance results and approval of such payment by the Compensation Committee; provided, however, that in no event will any such payment be made later than March 15 of such year.

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To be eligible to receive an AIP Bonus Payment, a Designated Executive Officer must have been actively employed by the Management Company during the annual performance period with respect to which the payment relates.

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Any Designated Executive Officer whose employment is terminated prior to the conclusion of the annual performance period with respect to which an applicable AIP Bonus Payment relates will not receive an AIP Bonus Payment, except as stipulated below:

o
In the event of such Designated Executive Officer’s death or disability (defined as the complete and permanent disability of the Designated Executive Officer as defined by the Company’s health insurance plans or as otherwise defined by the Company from time to time) prior to the end of the annual performance period, an otherwise eligible Designated Executive Officer shall receive an AIP Bonus Payment in the amount of such Designated Executive Officer’s full Target Cash Bonus Award, pro-rated for the Designated Executive Officer’s time of service during the performance period, as determined by the Compensation Committee, provided a Target Cash Bonus Award was approved for such Designated Executive Officer for the applicable annual performance period.

o
In the event of the termination of such Designated Executive Officer’s employment, other than (i) voluntarily by the Designated Executive Officer except for “Good Reason” following a “Change of Control” or (ii) for Cause (as “cause” is defined in a Designated Executive Officer’s Amended and Restated Employment Agreement with the Company) prior to end of the annual performance period, an otherwise eligible Designated Executive Officer shall receive an AIP Bonus Payment in the amount of such Designated Executive Officer’s full Target Cash Bonus Award, pro-rated for the Designated Executive Officer’s time of service during the performance period, as determined by the Compensation Committee, provided a Target Cash Bonus Award was approved for such Designated Executive Officer for the applicable annual performance period.*1

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AIP Bonus Payments will be paid-out on a one-time basis as a lump-sum, in cash, as such are considered compensation and reportable income for all tax reporting purposes.

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AIP Bonus Payments are included in total annual earnings and may be taken into account under the Company’s other benefit programs in accordance with their terms.

This AIP can be modified or terminated at any time by the Compensation Committee of the Company's Board of Directors; provided, however, that the Compensation Committee may not modify or terminate the AIP or any award under the AIP in such manner so as to impair the rights of any Designated Executive Officer under an award that has been granted without the Designated Executive Officer's consent, except for an amendment made to cause the award to qualify for the exemption provided by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Neither participation in the AIP at any time nor the grant of an award under the AIP at any time shall be deemed to guarantee or infer the right to participate in the AIP (whether at the same level or at any other level) or to receive the grant of an award under the AIP at any future time. Furthermore, neither the AIP nor participation hereunder shall be deemed to establish any contract of employment or to guarantee continued employment with the Company for any amount of time.

*1 A voluntary termination by a Designated Executive Officer for “Good Reason” following a “Change of Control” shall not disqualify such Designated Executive Officer from being entitled to or receiving the pro-rated portion of such Designated Executive Officer’s full Target Cash Bonus Award as stated herein. The definitions of “Good Reason” and “Change of Control” shall be as set forth in the Amended and Restated Employment Agreements for the Designated Executive Officers.

Exhibit 10.4

CBL & ASSOCIATES PROPERTIES, INC.

2023 LONG TERM INCENTIVE

COMPENSATION PROGRAM

(Fiscal Year 2023)

OVERVIEW

This 2023 Long Term Incentive Compensation Program (the “2023 LTI Program”) is an equity-based incentive compensation plan adopted and established by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of CBL & Associates Properties, Inc. (the “Company”). The Annual Long Term Incentive Awards (the “Long Term Incentive”) are equity-based incentive compensation subject to the CBL & Associates Properties, Inc. 2021 Equity Incentive Plan as adopted on November 1, 2021, and as may be amended (the “Equity Incentive Plan”). Accordingly, these awards will draw from the pool of shares already authorized by the Company’s stockholders to be issued pursuant to equity compensation awards under the Equity Incentive Plan, which means that no additional stockholder approval will be required under SEC or NYSE rules. The policies, objectives, purposes and guidelines of this 2023 LTI Program are as defined by the Compensation Committee.

ADMINISTRATION AND ELIGIBILITY

Awards pursuant to the Long Term Incentive shall be administered under the Equity Incentive Plan. Any and all awards pursuant to the Long Term Incentive shall be subject to the terms and provisions of the Equity Incentive Plan including without limitation the amount of shares of the Company’s stock that may be subject to awards. In any conflict between the terms of any award pursuant to the Long Term Incentive and the terms of the Equity Incentive Plan, the terms of the Equity Incentive Plan shall control. The Compensation Committee shall have sole authority, subject to the terms hereof, to interpret the terms and provisions hereof and to otherwise adopt, alter and repeal such administrative rules, guidelines and practices governing this 2023 LTI Program as the Compensation Committee shall, from time to time, deem advisable subject to the terms of the Equity Incentive Plan.

The individuals who may receive awards under this 2023 LTI Program include (i) those individuals who are or have been included in the group of “named executive officers” of the Company for the applicable annual performance period, as determined pursuant to Item 402 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any applicable successor provision and (ii) certain other designated officers of the Company (collectively, the “Plan Participants”). All awards granted under this 2023 LTI Program will be paid to or issued to Plan Participants in their capacity as employees of CBL & Associates Management, Inc. (the “Management Company”), a wholly owned subsidiary of the Company.

OBJECTIVES AND PURPOSE

The objective of this 2023 LTI Program is to incentivize the Plan Participants to produce a high level of operational performance that results in the creation of increased value for the Company’s shareholders.

PLAN DESIGN

Awards of “Restricted Common Stock”, as defined below, under this Long Term Incentive are herein referred to as “Long Term Incentive Awards”, and such awards will consist of the following two components:

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“Performance Stock Unit Awards” - 60% of the value of each Plan Participant’s annual Long Term Incentive Award (55% for the CFO) will consist of a performance stock unit award authorized by the Compensation Committee pursuant to Section 6.3 of the Equity Incentive Plan (a “Performance Stock Unit Award”), utilizing the form of Performance Stock Unit Award Agreement attached as Exhibit A hereto, with the number of shares of restricted common stock of the Company (“Restricted Common Stock”) issued at the conclusion of the three-year performance cycle applicable to each Performance Stock Unit Award determined by two measures: (i) a portion (40%) of such number of shares issued to be determined based on the Company’s total stockholder return performance over such period relative to that of the Designated Index, as described below, and (ii) a portion (60%) of such number of shares issued to be determined based on the Company’s absolute total stockholder return over such period, as described below. The applicable three-year performance period applicable to the Performance Stock Unit Awards is January 1, 2023 through December 31, 2025.

•
“Annual Restricted Stock Awards” - 40% of the value of each Plan Participant’s Long Term Incentive Awards (45% for the CFO) will consist of the Company’s grant of time-vested shares of Restricted Common Stock made upon the adoption of the 2023 LTI Program utilizing the form of Plan Participant Restricted Stock Award Agreement attached as Exhibit B hereto.

Structure of Performance Stock Unit Awards

The number of Performance Stock Units included in a Performance Stock Unit Award made at the beginning of each rolling 3-year performance cycle will be determined by dividing the dollar value of that portion of the annual Long Term Incentive Award allocated to such Performance Stock Unit Award by the average of the high and low price reported for the Company’s Common Stock on the New York Stock Exchange on the date the Compensation Committee sets the target value for the Long Term Incentive Award.

Designated Index Measure - a portion (40%) of the number of shares of Restricted Common Stock issued to a Plan Participant upon the maturity of a Performance Stock Unit Award at the end of the applicable 3-year performance period will depend on the Company’s achievement of at least a “Threshold” level of Total Shareholder Return or “TSR” (stock price appreciation plus aggregate dividends) for holders of the Company’s common stock as compared to the TSR for the Retail

Sector Component, excluding the companies comprising the Free-Standing Subsector, of the FTSE NAREIT All Equity REIT Index (the “Designated Index”) over the same time period. The level of achievement will be determined based on how the Company’s TSR ranks among the constituents that comprise the Designated Index.

The “Threshold,” “Target,” and “Maximum” benchmarks to be established for the TSR achieved by the Company over each relevant three-year performance period in comparison to the Designated Index, and the resulting impact on the number of shares of Restricted Common Stock earned by each Plan Participant for the 40% of the award based on the Designated Index Measure upon the maturity of Performance Stock Units at the conclusion of each three-year performance period, is summarized in the following table:

Performance Benchmark Achieved	Number of Shares Awarded at Payout of Performance Stock Units	Vesting Schedule
Below “Threshold” Level	No performance stock earned

The number of shares of Restricted Common Stock earned by (and then issued to) a Plan Participant for each rolling three-year performance cycle is equal to the multiple indicated in the preceding column of the number of Performance Stock Units issued to each Plan Participant at the beginning of the three year performance period.

Such shares, when issued at the conclusion of the three-year performance cycle, will then vest in full on the first anniversary date following the date of issuance of such shares.

“Threshold” No less than 30th Percentile of the Designated Index TSR	Shares issued equal to 0.5 x 40% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Threshold Benchmark pro-rated between Threshold and Target levels
“Target” No less than 50th Percentile of the Designated Index TSR	Shares issued equal to 1.0 x 40% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Target Benchmark pro-rated between Target and Maximum levels
“Maximum” At least 75th Percentile of the Designated Index TSR	Shares issued equal to 2.0 x 40% of the Performance Stock Units Issued for Such 3-year Cycle

If the calculated comparison is between Threshold and Maximum for any performance period, then the number of Performance Stock Units earned will be prorated as indicated in the preceding table.

Company Absolute Return Measure - a portion (60%) of the number of shares of Restricted Common Stock issued to a Plan Participant upon the maturity of a Performance Stock Unit Award at the end of the applicable 3-year performance period will depend on the Company’s achievement of at least a “Threshold” level of absolute TSR for holders of the Company’s common stock over the same time period.

The “Threshold,” “Target” and “Maximum” benchmarks to be established for the absolute TSR achieved by the Company over each relevant three-year performance period and the resulting impact on the number of shares of Restricted Common Stock earned by each Plan Participant for the 60% of the award based on Company absolute TSR upon the maturity of Performance Stock Units at the conclusion of each three-year performance period, is summarized in the following table:

Performance Benchmark Achieved	Number of Shares Awarded at Payout of Performance Stock Units	Vesting Schedule
Below “Threshold” Level Annualized Company TSR of less than 5.5%	No performance stock earned

The number of shares of Restricted Common Stock earned by (and then issued to) a Plan Participant for each rolling three-year performance cycle is equal to the multiple indicated in the preceding column of the number of Performance Stock Units issued to each Plan Participant at the beginning of the three year performance period.

Such shares, when issued at the conclusion of the three-year performance cycle, will then vest in full on the first anniversary date following the date of issuance of such shares.

“Threshold” Annualized Company TSR of 5.5%	Shares issued equal to 0.5 x 60% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Threshold Benchmark pro-rated between Threshold and Target levels
“Target” Annualized Company TSR of 9%	Shares issued equal to 1.0 x 60% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Target Benchmark pro-rated between Target and Maximum levels
“Maximum” Annualized Company TSR of 15% or greater	Shares issued equal to 2.0 x 60% of the Performance Stock Units Issued for Such 3-year Cycle

If the calculated basis point comparison is between benchmarks as noted above for any performance period, then the number of Performance Stock Units earned will be prorated as indicated in the preceding table.

Once issued, the shares of Restricted Common Stock issued per the PSUs will then vest 1 year after the date of issuance. Upon vesting, the shares will not be subject to forfeiture but Plan Participants will be required to retain ownership of shares representing the after tax value of the shares for a period of 2 years following the vesting date, except upon the Plan Participant’s termination of employment with the Company.

Structure of Annual Restricted Stock Awards

As referenced above, each Long Term Incentive Award includes a target value amount (40% and 45% in the case of the CFO) that a Plan Participant will receive in the form of an Annual Restricted Stock Award for that year. The number of shares of the Company’s Common Stock corresponding to the Annual Restricted Stock Award shall be issued to the Plan Participant. Specifically, the number of shares will be determined by dividing the value of each such Annual Restricted Stock Award by the average of the high and low prices reported for the Company’s Common Stock on the New York Stock Exchange on the date on the date the Compensation Committee sets the target value for the Long Term Incentive Award. Upon issuance, the shares of Common Stock representing the Annual Restricted Stock Award will be subject to annual level vesting over the next succeeding 3 years after the date of issuance.

Long Term Incentive Awards

Effective as of the date on which the Compensation Committee approves this 2023 LTI Program, a Long Term Incentive Award will be set for each of the Plan Participants. As provided above, the Long Term Incentive Award will then be divided into two parts: a Performance Stock Unit Award and an Annual Restricted Stock Award. Each Long Term Incentive Award will have an initial target value as set by the Compensation Committee.

The following table illustrates the Long Term Incentives approved by the Compensation Committee on February 17, 2023 for the Company’s 2023 year and the 2023 – 2025 performance cycle with respect to the Performance Stock Units:

Plan Participants – Named Executive Officers	Target Value of Long Term Incentive Award *1	Target Value of Performance Stock Unit Award *1	Target Number of Performance Stock Units *2	Value of Annual Restricted Stock Award *1	Number of Shares of Annual Restricted Stock Award *3
Stephen D. Lebovitz, Chief Executive Officer	$1,856,250	$1,113,750	41,542	$742,500	27,695
Michael I. Lebovitz, President	$773,500	$464,100	17,311	$309,400	11,540
Ben Jaenicke, Executive Vice President, Chief Financial Officer and Treasurer	$1,537,800	$838,800	31,287	$699,000	26,072
Katie Reinsmidt, Executive Vice President and Chief Investment Officer	$773,500	$464,100	17,311	$309,400	11,540
Jeffery V. Curry, Chief Legal Officer	$773,500	$464,100	17,311	$309,400	11,540
Other Plan Participants	*4	*4	*4	*4	*4

*1 Target Value of Long Term Incentive Awards is set by Compensation Committee. The Long Term Incentive Awards are divided into two parts: 60% (55% in the case of the CFO) for the Performance Stock Unit Awards and 40% (45% in the case of the CFO) for Annual Restricted Stock Awards.

*2 The number of Performance Stock Units granted will be determined by dividing the target value of each such Performance Stock Unit Award by $26.81, the average of the high and low prices reported for the Company’s Common Stock on the New York Stock Exchange on the date that the Compensation Committee sets the target value for the Long Term Incentive Award (February 17, 2023).

*3 The number of shares of Restricted Common Stock per each Annual Restricted Stock Award will be determined by determined by dividing the value of each such Annual Restricted Stock Award by $26.81, the average of the high and low prices reported for the Company’s Common Stock on the New York Stock Exchange on the date that the Compensation Committee sets the target value for the Long Term Incentive Award (February 17, 2023).

*4 The individual executive officers listed in the table above represent the Company’s Named Executive Officers. A Target Value of Long Term Incentive Award, Target Value of Performance Stock Unit Award and Value of Annual Restricted Stock Award has been determined for the all other Plan Participants and is set forth on Schedule 1 attached hereto. Grants of Performance Stock Units and Annual Restricted Stock Awards for such other Plan Participants listed on Schedule 1 shall be on the same terms as set forth in this table.

LONG TERM INCENTIVE AWARD PAYOUTS

•
The terms of Section 312.03(b) of the New York Stock Exchange Listed Company Manual currently limit the number of shares of Company Common Stock (or of any securities convertible into or exercisable for Common Stock) that may be issued to a Plan Participant (in his/her capacity as an officer of the Company) in any transaction or series of related transactions without obtaining approval of the Company’s shareholders as a prerequisite to such issuance (the “NYSE Grant Limitation”). For purposes of applying the NYSE Grant Limitation, the granting of any “performance-based award” (including the Performance Stock Units referenced herein) must be deemed to equal the maximum number of shares of Company Common Stock that could be issued under such award. To the extent the grant of Performance Stock Units hereunder to a Plan Participant could produce an award in excess of the NYSE Grant Limitation for the Company’s current fiscal year, then at the conclusion of the 3-year performance cycle and if the Company’s performance has resulted in a payout per the Performance Stock Units (i.e., the issuance of shares of Company common stock), the excess, if any, shall not be issued to the Plan Participant, but an amount of cash equivalent to the number of shares of Company common stock constituting the excess times the average of the high and low trading prices reported for the Company’s common stock on the NYSE on the date such shares would have otherwise been issuable to the Plan Participant will be payable to the Plan Participant in cash but subject to the same vesting provisions as if the full payment of the value of the Performance Stock Units had occurred through issuance of Restricted Common Stock as described above. In addition, to the extent cash is to be paid to a Plan Participant for all or any portion of the value of the Performance Stock Units because of the operation of this provision, the cash will be paid first ahead of the issuance of shares of Restricted Common Stock.

•
Dividends will be paid currently, and voting rights will apply only with respect to shares of Restricted Common Stock constituting the time-vested portion of these Long Term Incentive Awards following the actual issuance of such shares. Subject to the limitations set forth in the immediately preceding paragraph, shares subject to Performance Stock Unit Awards will not be issued until the maturity of each such award at the end of a three year performance period and, accordingly, will not have any voting rights and will not receive any dividends unless earned. Any dividends paid (stock or cash) on the Company’s common stock during a performance period will accrue to the Performance Stock Unit Awards as dividend equivalents (i.e., cash dividends will be deemed to have been utilized to purchase shares of the Company’s common stock). The number of shares underlying the cash dividend equivalents will be determined based on total value of the cash dividend divided by the closing price on the applicable dividend record date. Dividend equivalents will be paid out in additional shares of common stock at the time they are earned. Dividend equivalents related to Performance Stock Units that are not earned will be forfeited.

Exhibit 10.5

CBL & ASSOCIATES PROPERTIES, INC.

2023 LONG TERM INCENTIVE

COMPENSATION PROGRAM

EXHIBIT A

Form of Plan Participant Performance Stock Unit Award Agreement

20[ ] PLAN PARTICIPANT PERFORMANCE STOCK UNIT AWARD AGREEMENT

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933. NEITHER THE SECURITIES AND EXCHANGE COMMISSION

NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED

ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

This 20[ ] Plan Participant Performance Stock Unit Award Agreement (the “Agreement”) is made as of the [ ]th day of [ ], 20[ ] (the “Award Date”), by and between CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (the “Company”), and __________________ (the “Employee”).

WHEREAS, Employee is employed by CBL & Associates Management, Inc. (the “CBL Management Company”), an affiliate of the Company;

WHEREAS, pursuant to the Equity Incentive Plan (as hereinafter defined) and subject to the terms of this Agreement, the Company desires to grant to the Employee performance stock units;

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Conflicts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the CBL & Associates Properties, Inc. 2021 Equity Incentive Plan as may be amended (the “Equity Incentive Plan”) as may be hereafter amended. The terms and provisions of the Equity Incentive Plan, including without limitation definitions of capitalized terms as set forth in the Equity Incentive Plan, are incorporated herein and in the event of any conflict or inconsistency between the terms and provisions of the Equity Incentive Plan and the terms and provisions of this Agreement, the terms and provisions of the Equity Incentive Plan shall govern and control. Specifically, but without limitation, the granting of the Performance Stock Units under this Agreement and any and all issuances of shares of Common Stock for Performance Stock Units pursuant to this Agreement shall be subject to the terms and provisions of the Equity Incentive Plan including but not limited to any term in the Equity Incentive Plan providing a maximum limitation on the number of shares of Common Stock that may be subject to the Performance Stock Units granted to the Employee pursuant to this Agreement in any calendar year.

2. Grant of Performance Stock Units. Subject to the terms and conditions of this Agreement including but not limited to the NYSE Grant Limitation set forth in Paragraph 18 below, the Company hereby grants to the Employee ____________ performance stock units (the

“Performance Stock Units”). Such number of Performance Stock Units is referred to hereinafter as the “Target Award”. Each Performance Stock Unit represents one share of the Company’s common stock, $0.001 par value (“Common Stock”). The actual number of Performance Stock Units earned by the Employee shall be determined following the end of the three-year performance period coinciding with the Company’s fiscal years 20[ ] through 20[ ] (the “Performance Period”) based upon the satisfaction of the performance hurdles (the “Performance Criteria”) set forth in Exhibit A attached hereto. Following the completion of such Performance Period, and as soon as practicable following the date on which the Compensation Committee certifies the performance results for the Performance Period (the “Certification Date”) but subject to the NYSE Grant Limitation set forth in Paragraph 18 below, the Company shall issue to the Employee a number of shares of Common Stock equal to the number of Performance Stock Units earned by the Employee (the shares of Common Stock so issued to the Employee are herein referred to as the “Issued Common Stock” and the date of the issuance of the Issued Common Stock to the Employee is herein referred to as the “Issuance Date”).

3. Forfeiture/Acceleration of Performance Stock Units. As noted herein, Performance Stock Units are not shares of Common Stock. Shares of Common Stock may be issued for Performance Stock Units upon satisfaction of Performance Criteria as noted herein subject to the NYSE Grant Limitation set forth in Paragraph 18 below. Set forth in this Paragraph 3 are the provisions governing the forfeiture or acceleration of Performance Stock Units in the event the Employee’s employment with the CBL Management Company is terminated prior to the issuance of Common Stock for Performance Stock Units. As used herein, the term “acceleration” of Performance Stock Units refers to an acceleration of the issuance of Common Stock for Performance Stock Units prior to the conclusion of the Performance Period.

(a) General. Except as set forth in Paragraphs 3(b) or 3(c) below, if the Employee’s employment with the CBL Management Company terminates for any reason prior to the end of the Performance Period, the Employee’s Performance Stock Units granted pursuant to this Agreement shall thereupon be forfeited and the Employee shall have no further right, title and/or interest in such Performance Stock Units.

(b) Termination for Death or Disability. If the Employee’s employment with the CBL Management Company terminates for reasons of the Employee’s death or disability (defined as the complete and permanent disability of the Employee as defined by the Company’s benefit insurance plans) prior to the end of the Performance Period, then the Performance Stock Units shall be accelerated, and the Performance Stock Units then deemed to be earned by the Employee will be a pro-rated portion of the Performance Stock Units granted under this Agreement, calculated based upon the achievement of the relevant Performance Criteria as set forth in Exhibit A to this Agreement through the date of such termination, and the Company shall issue to the Employee (or his or her beneficiary), within 60 days of the Employee’s separation from service, a number of fully vested shares of Common Stock equal to the number of Performance Stock Units earned by the Employee (subject to the potential payment of cash in lieu of a portion of such shares due to the operation of the NYSE Grant Limitation, as detailed in Paragraph 18 below).

(c) Termination following a Change in Control. If the Employee’s employment with CBL Management Company is terminated (other than for Cause) prior to the end of the Performance Period but within 24 months after a Change of Control, then the Performance Stock Units shall be accelerated, and the Performance Stock Units then deemed to be earned by the Employee will be a pro-rated portion of the Performance Stock Units granted under this Agreement, calculated based upon the achievement of the relevant Performance Criteria as set forth in Exhibit A to this Agreement through the date of such termination, and the Company shall issue to the Employee (or his or her beneficiary), within 60 days of the Employee’s separation from service, a number of fully vested shares of Common Stock equal to the number of Performance Stock Units earned by the Employee (subject to the potential payment of cash in lieu of a portion of such shares due to the operation of the NYSE Grant Limitation, as detailed in Paragraph 18 below).

Upon the conclusion of the Performance Period, the provisions of this Paragraph 3 shall have no further force and effect.

4. Vesting of Common Stock. As noted herein, Shares of Common Stock may be issued for Performance Stock Units upon satisfaction of Performance Criteria as noted herein. Set forth in this Paragraph 4 are the provisions governing the vesting of Issued Common Stock and provisions governing the forfeiture or vesting of Issued Common Stock in the event of the Employee’s employment with the CBL Management Company is terminated prior to the full vesting of the Issued Common Stock. As used in this Agreement, the term “vest” or “vesting” shall mean the immediate, non-forfeitable, fixed right of present or future enjoyment of the Issued Common Stock. Such Issued Common Stock, subject to the terms, conditions and limitations contained herein (including but not limited to the provisions of Paragraph 4 below and the NYSE Grant Limitation set forth in Paragraph 18 below), shall vest in full on the first (1st) anniversary of the Issuance Date (the “Vesting Date”); provided that the Employee has remained in continuous employment with the CBL Management Company from the Award Date through the Vesting Date.

(a) General. Except as set forth above or in Paragraph 4(b) below, if the Employee’s employment with the CBL Management Company terminates for any reason, any non-vested portion of the Issued Common Stock shall thereupon be forfeited and returned to the Company and the Employee shall have no further right, title and/or interest in the non-vested portion of the shares of Issued Common Stock.

(b) Death or Disability. If the Employee’s employment with the CBL Management Company terminates for reasons of the Employee’s death or disability (as defined herein), the portion of the Issued Common Stock that is non-vested on the date of such termination (including any Issued Common Stock that is issued on such date pursuant to Paragraph 3(b) above, and including the non-vested portion of any cash that is required to be paid to the Employee in lieu of the delivery of a portion of the Issued Common Stock due to the operation of the NYSE Grant Limitation, as detailed in Paragraph 18 below) shall immediately, on the date of such termination of employment, thereupon vest in the Employee or his/her estate.

(c) Termination of Employment Without Cause. If the Employee’s employment with the CBL Management Company is terminated by the CBL Management Company or the Company without “cause” (as defined herein), the portion of the Issued Common Stock that is non-vested on the date of such termination shall immediately, on the date of such termination of employment, thereupon vest in the Employee. For purposes hereof, the term “cause” shall be as defined in the employment agreement between the Employee and the Company and if there is no employment agreement in place between the Employee and the Company, then “cause” shall be as defined in Exhibit “B” attached hereto.

(d) Six-Month Delayed Payment of Shares. Notwithstanding Paragraphs 4(a), 4(b) and 4(c) above, the Company shall delay issuance of any shares of Common Stock to the Employee (and the payment of any cash that is required to be paid to the Employee in lieu of the delivery of a portion of the Issued Common Stock due to the operation of the NYSE Grant Limitation, as applicable) for a period of six months following the Employee’s termination of employment to the extent any payment pursuant to this Agreement is considered a “deferred compensation” payment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and such delayed payment is required pursuant to Code Section 409A(a)(2)(B) because the Employee is a “specified employee” as defined therein.

The provisions of this Paragraph 4 shall have no force and effect until shares of Common Stock are issued to the Employee as set forth in this Agreement.

4A. Transfer Restriction. On and following the Vesting Date, the shares of Common Stock issued to the Employee hereunder will not be subject to forfeiture. Upon Vesting, the Employee will be required to retain ownership of shares representing the after tax value of the shares for a period of two (2) years following the Vesting Date except upon the Employee’s termination of employment with the Company. By his/her execution hereof, the Employee is acknowledging his/her agreement to the transfer restriction set forth in this Paragraph 4A.

5. Rights as a Shareholder. The Employee shall have all of the rights of a shareholder with respect to the shares of Issued Common Stock pursuant to this Agreement, subject only to the transfer restrictions set forth in Paragraph 6 below and forfeiture provisions and transfer restrictions set forth above. The Employee’s rights as a shareholder shall include the rights to receive all dividends on the Issued Common Stock and to exercise any voting rights attributable to the Issued Common Stock for so long as the Employee shall own the Issued Common Stock. Prior to the issuance of such Common Stock to the Employee, the Employee shall have no voting rights. Prior to the issuance of such Common Stock, all dividends paid (stock or cash) on the Company’s common stock during a performance period will accrue to the Performance Stock Unit Awards as dividend equivalents (i.e., cash dividends will be deemed to have been utilized to purchase shares of the Company’s common stock). The number of shares underlying the cash dividend equivalents will be determined based on total value of the cash dividend divided by the closing price on the applicable dividend record date. Dividend equivalents will be paid out in additional shares of common stock at the time they are earned. Dividend equivalents related to Performance Stock Unit Awards that are not earned will be forfeited.

6. Non-Transferability of Performance Stock Units and Common Stock. (a) Except for any transfers that may be required by law, the Performance Stock Units may not be transferred by the Employee and any non-permitted attempted transfer by the Employee shall be null and void.

(b) With respect to any non-vested Issued Common Stock under this Agreement and the non-vested portion of any cash that is required to be paid to the Employee in lieu of the delivery of a portion of the Issued Common Stock due to the operation of the NYSE Grant Limitation, as applicable, and except for any transfers that may be required by law, including pursuant to any domestic relations order or otherwise, such non-vested Issued Common Stock (or non-vested cash payments, as applicable) may not be transferred by the Employee until the termination of the vesting period (or immediate vesting pursuant to the provisions of Paragraph 4 above) and any non-permitted attempted transfer by the Employee of any such non-vested portion prior to the termination of the vesting period shall be null and void. Any transferee who may receive a transfer of such non-vested Issued Common Stock (or the right to receive any non-vested cash payments, as applicable) pursuant to a transfer required by law as set forth above shall be subject to all the terms and provisions of this Agreement and any termination of the employment of the Employee prior to the termination of the vesting period (except for terminations of employment pursuant to Paragraph 4(b) above or on a Change in Control) shall cause the forfeiture of any non-vested shares (or cash payments, as applicable) even if such shares (or cash payments) are in the hands of a transferee.

7. Restricted Stock. To the extent any shares of shares of Common Stock issued pursuant to this Agreement are not vested, such Common Stock will be considered a grant of restricted property to the Employee that is subject to a “substantial risk of forfeiture” as defined in Section 83 of the Code.

8. Restricted Stock Account; Uncertificated Shares. The Employee understands and acknowledges that any non-vested Issued Common Stock will be held in an uncertificated form in a restricted stock account maintained by the Company’s stock transfer agent for the Employee until such time as such shares of Issued Common Stock are no longer subject to the restrictions set forth in this Agreement. The Employee understands and acknowledges that as the shares of Issued Common Stock shall vest during the vesting period and upon such vesting, the Company shall cause such vested shares to be issued out of the above-stated restricted stock account and issued to an unrestricted stock account maintained by the Company’s stock transfer agent for the Employee (with reduction in the number of shares necessary to cover any applicable employment taxes unless the Employee shall elect to pay such amounts in cash pursuant to notices and procedures that the Company has instituted or shall institute) and such vested shares shall no longer be subject to the terms and provisions of this Agreement, except for the restrictions set forth in Paragraph 4A. The Employee understands and acknowledges that in the event the Employee’s employment with the Company, its Subsidiaries or Affiliates including the CBL Management Company, is terminated at any time during the vesting period, any non-vested shares of Issued Common Stock shall then be cancelled and/or returned to the Company and that the Company shall be entitled to take such action on behalf of the Employee in the form of executing such documents or instruments to authorize the cancellation of such shares and/or return of same to the Company.

9. No Enlargement of Employee Rights. Nothing in this Agreement shall be construed to confer upon the Employee any right to continued employment or to restrict in any way the right of the Company or any Subsidiary or Affiliate including the CBL Management Company to terminate the Employee’s employment at any time.

10. Income Tax Withholding. The Company, in its sole discretion, shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all Federal, state, local and other taxes required by law to be withheld with respect to the shares of Issued Common Stock, or any cash that is required to be paid to the Employee in lieu of the delivery of a portion of the Issued Common Stock due to the operation of the NYSE Grant Limitation, as applicable (as such shares (or cash) vest or if certain tax elections are made by the Employee, i.e., a Section 83(b) election under applicable provisions of the Code) and any dividends paid on any portion of non-vested shares of Issued Common Stock, including, but not limited to, the following: (i) deducting the amount of any such withholding taxes therefrom or from any other amounts then or thereafter payable to the Employee by the Company or any of its Subsidiaries or Affiliates including the CBL Management Company; (ii) requiring the Employee, or the beneficiary or legal representative of the Employee, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable the Company to satisfy its withholding obligations; and/or (iii) withholding from the shares of Issued Common Stock otherwise payable and/or deliverable one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

13. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

14. Power of Attorney. The Employee, by execution of this Agreement, does hereby appoint the Company as the Employee’s attorney-in-fact for the limited purposes of executing any documents or instruments necessary in conjunction with the shares of Issued Common Stock while such shares are subject to the restrictions provided by this Agreement. The employee understands and acknowledges that the shares of Issued Common Stock may be subject to adjustment or substitution, as determined by the Company or the Company’s Compensation Committee, as to the number, price or kind of a share of stock or other consideration subject to such awards or as otherwise determined by the Company or the Company’s Compensation Committee to be equitable in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award.

15. Section 83(b) Election. By execution of this Agreement, the Employee is acknowledging that he/she understands that he/she may make a Section 83(b) Election pursuant to applicable provisions of the Code with respect to any non-vested Issued Common Stock but that such election must be made on or before the date that is thirty (30) days from the original issuance of such shares following the Certification Date as set forth above.

16. Compliance with Section 409A. To the extent applicable and notwithstanding any provision in this Agreement to the contrary, this Agreement shall be interpreted and administered in accordance with Section 409A of the Code and regulations and other guidance issued thereunder. For purposes of determining whether any payment made pursuant to this Agreement under the Equity Incentive Plan results in a "deferral of compensation" within the meaning of Treasury Regulation §1.409A-1(b), the Company shall maximize the exemptions described in such section, as applicable. Any reference to a “termination of employment” or similar term or phrase shall be interpreted as a “separation from service” within the meaning of Code Section 409A and the regulations issued thereunder.

17. Reference to Company. The grant of Performance Stock Units hereunder is being made to the Employee by virtue of the Employee’s status as an employee of the CBL Management Company. As stated above, the CBL Management Company is an affiliate of the Company. The use of the term “Company” in this Agreement shall, unless the context specifically states otherwise, be deemed to include both CBL & Associates Properties, Inc. and the CBL Management Company.

18. NYSE Grant Limitation. The terms of Section 312.03(b) of the New York Stock Exchange Listed Company Manual currently limit the number of shares of Company Common Stock (or of any securities convertible into or exercisable for Common Stock) that may be issued to the Employee (in his/her capacity as an officer of the Company) in any transaction or series of related transactions without obtaining approval of the Company’s shareholders as a prerequisite to such issuance (the “NYSE Grant Limitation”). For purposes of applying the NYSE Grant Limitation, the granting of any “performance-based award” (including the Performance Stock Units referenced herein) must be deemed to equal the maximum number of shares of Company Common Stock that could be issued under such award. To the extent the grant of Performance Stock Units hereunder to the Employee could produce an award to the Employee in excess of the NYSE Grant Limitation for the Company’s current fiscal year, then at the conclusion of the Performance Period and if the Company’s performance has resulted in a payout per the Performance Stock Units (i.e., the issuance of shares of Company Common Stock based on the Performance Criteria as set forth on Exhibit A), the number of shares of Common Stock earned in excess of the amount of shares permitted to be earned with respect to such Performance Stock Units after application of the NYSE Grant Limitation as described above, if any, shall not be issued to Employee, but an amount of cash equivalent to the number of shares of Company Common Stock constituting such excess times the average of the high and low trading prices reported for the Company’s Common Stock on the NYSE on the date such shares would have otherwise been issuable to the Employee will be payable to the Employee in cash, but subject to the vesting provisions as relates to the issuance of Common Stock per the Performance Stock Units. In addition, to the extent cash is to be paid to the Employee because of the application of the NYSE Grant Limitation, the cash will be paid first ahead of the issuance of shares of Common Stock.

19. Prospectus. A current prospectus describing the material terms of the Equity Incentive Plan is available for review on the Company’s internal website in the CBL Officer Guide in One Note under “Benefits – General Information – Equity Incentive Plan”.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Award Date first written above.

CBL & ASSOCIATES PROPERTIES, INC.

By: ____________________

Name: ____________________

Title: ____________________

EMPLOYEE:

[Plan Participant]

EXHIBIT A

PERFORMANCE CRITERIA FOR PERFORMANCE STOCK UNIT AWARD

40% of the actual number of Performance Stock Units earned by the Employee shall be determined following the end of the Performance Period based upon the level of Total Shareholder Return or “TSR” (stock price appreciation plus aggregate dividends) realized by holders of the Common Stock as compared to the TSR for the Retail Sector Component, excluding the companies comprising the free-standing subsector, of the FTSE NAREIT All Equity REIT Index (the “Designated Index”) over the same time period. The level of achievement will be determined based on how the Company’s TSR ranks among the constituents that comprise the NAREIT Retail Index in accordance with the following table:

Performance Benchmark Achieved	Number of Shares Awarded at Payout of Performance Stock Units	Vesting Schedule
Below “Threshold” Level	No performance stock earned

The number of shares of Restricted Common Stock earned by (and then issued to) a Plan Participant for each rolling three-year performance cycle is equal to the multiple indicated in the preceding column of the number of Performance Stock Units issued to each Plan Participant at the beginning of the three year performance period.

Such shares, when issued at the conclusion of the three-year performance cycle, will then vest in full on the first anniversary date following the date of issuance of such shares.

“Threshold” No less than 30th Percentile of the Designated Index TSR	Shares issued equal to 0.5 x 40% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Threshold Benchmark pro-rated between Threshold and Target levels
“Target” No less than 50th Percentile of the Designated Index TSR	Shares issued equal to 1.0 x 40% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Target Benchmark pro-rated between Target and Maximum levels
“Maximum” At least 75th Percentile of the Designated Index TSR	Shares issued equal to 2.0 x 40% of the Performance Stock Units Issued for Such 3-year Cycle

If the calculated comparison ranking is between Threshold and Maximum for any performance period, then the number of Performance Stock Units earned will be prorated as indicated in the preceding table.

60% of the actual number of Performance Stock Units earned by the Employee shall be determined following the end of the Performance Period based upon the Company’s achievement of at least a “Threshold” level of absolute TSR for holders of the Company’s common stock over the same time period. The level of achievement will be determined based on the Company’s TSR over the Performance Period in accordance with the following table:

Performance Benchmark Achieved	Number of Shares Awarded at Payout of Performance Stock Units	Vesting Schedule
Below “Threshold” Level Annualized Company TSR of less than 5.5%	No performance stock earned

The number of shares of Restricted Common Stock earned by (and then issued to) a Plan Participant for each rolling three-year performance cycle is equal to the multiple indicated in the preceding column of the number of Performance Stock Units issued to each Plan Participant at the beginning of the three year performance period.

Such shares, when issued at the conclusion of the three-year performance cycle, will then vest in full on the first anniversary date following the date of issuance of such shares.

“Threshold” Annualized Company TSR of 5.5%	Shares issued equal to 0.5 x 60% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Threshold Benchmark pro-rated between Threshold and Target levels
“Target” Annualized Company TSR of 9%	Shares issued equal to 1.0 x 60% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Target Benchmark pro-rated between Target and Maximum levels
“Maximum” Annualized Company TSR of 15% or greater	Shares issued equal to 2.0 x 60% of the Performance Stock Units Issued for Such 3-year Cycle

If the calculated basis point comparison is between benchmarks as noted above for any performance period, then the number of Performance Stock Units earned will be prorated as indicated in the preceding table.

NOTE: the implementation of the Performance Criteria stated herein and the issuance of Common Stock of the Company to the Employee hereunder is subject to the NYSE Grant Limitation set forth in Paragraph 18 of this Agreement.

EXHIBIT B

“CAUSE” DEFINITION

For purposes of this Agreement, “Cause” shall mean (i) any act of fraud or willful malfeasance committed by Employee; (ii) Employee’s engagement in conduct which, is injurious to the Company or any of its affiliates, monetarily or otherwise if (provided, that, such conduct is capable of being cured), after written notice by the Board or the Compensation Committee to Employee stating, with specificity, the alleged conduct and providing direction and a reasonable opportunity for Employee to cure any such alleged conduct, Employee then fails to cure such alleged conduct within thirty (30) days following Employee’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee; (iii) Employee’s failure to perform Employee’s material duties, if (provided, that, such failure to perform or material breach is capable of being cured), after written notice by the Board or the Compensation Committee to Employee stating, with specificity, the duties Employee has failed to perform and providing direction and a reasonable opportunity for Employee to cure any such alleged failures, Employee then fails to cure alleged failures within thirty (30) days following Employee’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee; (iv) Employee’s conviction of, or pleading guilty or no contest to, a felony, or a conviction of, or a plea of guilty or no contest to, any criminal offence involving fraud, willful malfeasance, embezzlement, extortion, bribery, misappropriation or moral turpitude; (v) Employee’s (A) material violation of the Company’s policies and procedures including, but not limited to, (I) the Company’s policies prohibiting conduct that constitutes sexual misconduct, harassment (including sexual harassment), discrimination or retaliation and (II) the Fourth Amended and Restated Code of Business Conduct and Ethics dated February 16, 2022, as may be further amended; and (B) engagement in any conduct or cover-up of such conduct that is in violation of any of the Company’s policies and procedures (including but not limited to policies listed in (I) and (II) of this paragraph) that could cause or has caused damage to the reputation or business of the Company or any of its affiliates or their respective employees; provided, however, that, except for violations that would constitute “Cause” under subsection (iv) directly above, after written notice by the Board or the Compensation Committee to Employee stating, with specificity, the material violations alleged to have been committed by Employee and providing direction and a reasonable opportunity for Employee to cure any such alleged violations (if curable, as determined by the Board or the Compensation Committee), Employee then fails to cure alleged violations within thirty (30) days following Employee’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee.

Exhibit 10.6

CBL & ASSOCIATES PROPERTIES, INC.

2023 LONG TERM INCENTIVE

COMPENSATION PROGRAM

EXHIBIT B

Form of Plan Participant Restricted Stock Agreement

20[ ] PLAN PARTICIPANT STOCK RESTRICTION AGREEMENT

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933. NEITHER THE SECURITIES AND EXCHANGE COMMISSION

NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED

ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

This 20[ ] Plan Participant Stock Restriction Agreement (the “Agreement”) is made as of the ______ day of February, 20[__] (the “Agreement Date”), by and between CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (the “Company”), and ____________ (the “Employee”).

WHEREAS, Employee is employed by CBL & Associates Management, Inc. (the “CBL Management Company”, an affiliate of the Company;

WHEREAS, pursuant to the Equity Incentive Plan (as hereinafter defined) and subject to the terms of this Agreement, the Company desires to grant to the Employee __________ shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company.

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

The Employee’s date of receipt of the Stock Award set forth in this Agreement shall be and is February __, 20[__] (the “Receipt Date”).

1. Definitions; Conflicts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the CBL & Associates Properties, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”) as may be hereafter amended. The terms and provisions of the Equity Incentive Plan are incorporated herein and in the event of any conflict or inconsistency between the terms and provisions of the Equity Incentive Plan and the terms and provisions of this Agreement, the terms and provisions of the Equity Incentive Plan shall govern and control. Specifically, but without limitation, the granting of the Stock Awards under this Agreement and any and all issuances of shares of Common Stock for Stock Awards pursuant to this Agreement shall be subject to the terms and provisions of the Equity Incentive Plan including but not limited to any term in the Equity Incentive Plan providing a maximum limitation on the number of shares of Common Stock that may be subject to the Stock Awards granted to the Employee pursuant to this Agreement in any calendar year.

2. Grant of Common Stock. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Employee all right, title and interest in _________ shares of Common Stock (the “Stock Award”).

3. Vesting. As used in this Agreement, the term “vest” or “vesting” shall mean the immediate, non-forfeitable, fixed right of present or future enjoyment of the Common Stock pursuant to the Stock Award. The balance of the Stock Award, subject to the terms, conditions and limitations contained herein (including but not limited to the provisions of Paragraph 4 below), shall vest in accordance with the following installments: one-third (33.33%) of the balance on the first anniversary of the Agreement Date hereof, and an additional one-third (33.33%) of the balance on each of the next succeeding two (2) anniversaries of the Agreement Date hereof (being a total of three (3) years, the “Vesting Period”); provided that, with respect to each such installment, the Employee has remained in continuous employment with the CBL Management Company from the Agreement Date through the date such installment is designated to vest.

4. Termination of Employment. (a) General. Except as set forth in this Paragraph 4 below, if the Employee’s employment with the CBL Management Company terminates for any reason, any non-vested portion of the Stock Award shall thereupon be forfeited and returned to the Company and the Employee shall have no further right, title and/or interest in the non-vested portion of the shares of Common Stock subject to the Stock Award.

(b) Death or Disability. If the Employee’s employment with the CBL Management Company terminates for reasons of the Employee’s death or disability (as defined herein), the portion of the Stock Award that is non-vested on the date of such termination shall immediately, on the date of such termination of employment, thereupon vest in the Employee or his/her estate. For purposes hereof, the term “disability” refers to the complete and permanent disability of the Employee as defined by the Company’s health insurance plans or as otherwise defined by the Company from time to time. The Employee acknowledges and agrees that the determination of disability shall be within the sole, absolute and exclusive discretion of the Company.

(c) “Change in Control”. If the Employee’s employment with the CBL Management Company is terminated by the Company (or any successor company) within 24 months following a “Change in Control”, as defined in the Equity Incentive Plan, prior to the end of the Vesting Period, the Stock Award shall immediately, on the date of such termination, thereupon vest in the Employee.

(d) Termination of Employment Without Cause. If the Employee’s employment with the CBL Management Company is terminated by the CBL Management Company or the Company without “cause” (as defined herein), the portion of the Stock Award that is non-vested on the date of such termination shall immediately, on the date of such termination of employment, thereupon vest in the Employee. For purposes hereof, the term “cause” shall be as defined in the employment agreement between the Employee and the Company and if there is no employment agreement in place between the Employee and the Company, then “cause” shall be as defined in Exhibit “A” attached hereto.

5. Rights as a Shareholder. The Employee shall have all of the rights as a shareholder with respect to any shares of Common Stock issued pursuant to the Stock Award subject only to the transfer restrictions set forth in Paragraph 6 below and forfeiture provisions set forth above. The Employee’s rights as a shareholder shall include the rights to receive all dividends on the Common Stock and to exercise any voting rights attributable to the Common Stock for so long as the Employee shall own the Common Stock but such rights shall cease as to any non-vested portion of the shares of Common Stock subject to the Stock Award that are forfeited pursuant to the terms of this Agreement.

6. Non-Transferability of Stock Award. Except for any transfers that may be required by law, including pursuant to any domestic relations order or otherwise, no non-vested portion of the Common Stock making up the Stock Award may be transferred by the Employee until the termination of the Vesting Period (or immediate vesting pursuant to the provisions of Paragraph 4(b) above on terminations of employment with the CBL Management Company for death or disability) and any non-permitted attempted transfer by the Employee of any such non-vested portion prior to the termination of the Vesting Period shall be null and void. Any transferee who may receive any of such non-vested portion of the Common Stock making up the Stock Award pursuant to a transfer required by law as set forth above shall be subject to all the terms and provisions of this Agreement and any termination of the employment of the Employee prior to the termination of the Vesting Period (except for terminations of employment pursuant to Paragraph 4(b) above on death or disability) shall cause the forfeiture of any non-vested shares of the Common Stock making up the Stock Award even if such shares are in the hands of a transferee.

7. Restricted Stock Account; Uncertificated Shares. The Employee understands and acknowledges that the shares of Common Stock issued to the Employee pursuant to the Stock Award will be held in an uncertificated form in a restricted stock account maintained by the Company’s stock transfer agent for the Employee until such time as such shares of Common Stock are no longer subject to the restrictions set forth in this Agreement. The Employee understands and acknowledges that as the shares of Common Stock issued to the Employee pursuant to the Stock Award shall vest during the Vesting Period and upon such vesting, the Company shall cause such vested shares to be issued out of the above-stated restricted stock account and delivered to an unrestricted stock account maintained by the Company’s stock transfer agent for the Employee (with reduction in the number of shares necessary to cover any applicable employment taxes unless the Employee shall elect to pay such amounts in cash pursuant to notices and procedures that the Company has instituted or shall institute) and such vested shares shall no longer be subject to the terms and provisions of this Agreement. The Employee understands and acknowledges that in the event the Employee’s employment with the Company, its Subsidiaries or Affiliates including the CBL Management Company, is terminated at any time during the Vesting Period, any non-vested shares of Common Stock making up the Stock Award shall then be cancelled and/or returned to the Company and that the Company shall be entitled to take such action on behalf of the Employee in the form of executing such documents or instruments to authorize the cancellation of such shares and/or return of same to the Company

8. No Enlargement of Employee Rights. Nothing in this Agreement shall be construed to confer upon the Employee any right to continued employment or to restrict in any way the right of the Company or any Subsidiary or Affiliate including the CBL Management Company to terminate the Employee’s employment at any time.

9. Income Tax Withholding. The Company, in its sole discretion, shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all Federal, state, local and other taxes required by law to be withheld with respect to the shares of Common Stock issued pursuant to the Stock Award (as such shares vest or if certain tax elections are made by the Employee, i.e., a Section 83(b) election under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”)) and any dividends paid on any portion of non-vested shares of Common Stock, including, but not limited to, the following: (i) deducting the amount of any such withholding taxes therefrom or from any other amounts then or thereafter payable to the Employee by the Company or any of its Subsidiaries or Affiliates including the CBL Management Company; (ii) requiring the Employee, or the beneficiary or legal representative of the Employee, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable the Company to satisfy its withholding obligations; and/or (iii) withholding from the shares of Common Stock otherwise payable and/or deliverable one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

10. Restricted Stock. The Stock Award granted hereunder is intended to be a grant of restricted property to the Employee that is subject to a “substantial risk of forfeiture” as defined in Section 83 of the Code.

11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

13. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

14. Power of Attorney. The Employee, by execution of this Agreement, does hereby appoint the Company as the Employee’s attorney-in-fact for the limited purposes of executing any documents or instruments necessary in conjunction with the shares of Common Stock issued to the Employee pursuant to the Stock Award while such shares are subject to the restrictions provided by this Agreement. The employee understands and acknowledges that the shares of Common Stock issued to the Employee pursuant to the Stock Award may be subject to adjustment or substitution, as determined by the Company or the Company’s Compensation Committee, as to the number, price or kind of a share of stock or other consideration subject to such awards or as otherwise determined by the Company or the Company’s Compensation Committee to be equitable in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award.

15. Section 83(b) Election. By execution of this Agreement, the Employee is acknowledging that he/she understands that he/she may make a Section 83(b) Election with respect to the Stock Award pursuant to applicable provisions of the Code but that such election must be made on or before the date that is thirty (30) days from the Receipt Date set forth above.

16. Reference to Company. The Stock Award granted hereunder is being made to the Employee by virtue of the Employee’s status as an employee of the CBL Management Company. As stated above, the CBL Management Company is an affiliate of the Company. The use of the term “Company” in this Agreement shall, unless the context specifically states otherwise, be deemed to include both CBL & Associates Properties, Inc. and the CBL Management Company.

17. Prospectus. A current prospectus describing the material terms of the Equity Incentive Plan is available for review in the Company’s internal website in the CBL Officer Guide in One Note under “Benefits – General Information – Equity Incentive Plan”.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date first written above.

CBL & ASSOCIATES PROPERTIES, INC.

By: ____________________

Name: ____________________

Title: ____________________

EMPLOYEE:

[Plan Participant]

Exhibit “A”

“Cause” Definition

For purposes of this Agreement, “Cause” shall mean (i) any act of fraud or willful malfeasance committed by Employee; (ii) Employee’s engagement in conduct which, is injurious to the Company or any of its affiliates, monetarily or otherwise if (provided, that, such conduct is capable of being cured), after written notice by the Board or the Compensation Committee to Employee stating, with specificity, the alleged conduct and providing direction and a reasonable opportunity for Employee to cure any such alleged conduct, Employee then fails to cure such alleged conduct within thirty (30) days following Employee’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee; (iii) Employee’s failure to perform Employee’s material duties, if (provided, that, such failure to perform or material breach is capable of being cured), after written notice by the Board or the Compensation Committee to Employee stating, with specificity, the duties Employee has failed to perform and providing direction and a reasonable opportunity for Employee to cure any such alleged failures, Employee then fails to cure alleged failures within thirty (30) days following Employee’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee; (iv) Employee’s conviction of, or pleading guilty or no contest to, a felony, or a conviction of, or a plea of guilty or no contest to, any criminal offence involving fraud, willful malfeasance, embezzlement, extortion, bribery, misappropriation or moral turpitude; (v) Employee’s (A) material violation of the Company’s policies and procedures including, but not limited to, (I) the Company’s policies prohibiting conduct that constitutes sexual misconduct, harassment (including sexual harassment), discrimination or retaliation and (II) the Fourth Amended and Restated Code of Business Conduct and Ethics dated February 16, 2022, as may be further amended; and (B) engagement in any conduct or cover-up of such conduct that is in violation of any of the Company’s policies and procedures (including but not limited to policies listed in (I) and (II) of this paragraph) that could cause or has caused damage to the reputation or business of the Company or any of its affiliates or their respective employees; provided, however, that, except for violations that would constitute “Cause” under subsection (iv) directly above, after written notice by the Board or the Compensation Committee to Employee stating, with specificity, the material violations alleged to have been committed by Employee and providing direction and a reasonable opportunity for Employee to cure any such alleged violations (if curable, as determined by the Board or the Compensation Committee), Employee then fails to cure alleged violations within thirty (30) days following Employee’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee.